UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 561-276-0477
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.
          On May 15, 2008, VeriChip Corporation (NASDAQ: CHIP) (“VeriChip”), the approximately 49% owned subsidiary of Applied Digital Solutions, Inc. d/b/a Digital Angel (the “Company”), entered into a definitive agreement (the “Stock Purchase Agreement”) to sell its wholly-owned subsidiary Xmark Corporation to The Stanley Works (NYSE: SWK) for $45 million in cash (the “Transaction”).
          In conjunction with VeriChip’s entering into the Stock Purchase Agreement, the Company entered into three agreements with The Stanley Works:
•	A Voting Agreement (the “Voting Agreement”) in which the Company has granted an irrevocable proxy in favor of the Transaction and against any alternative proposal. The Voting Agreement limits the Company’s ability to transfer shares of stock it holds in VeriChip or vote for any alternative deal during the period prior to the consummation of the Transaction and, in some cases, for a period of 7.5 months afterward.
•	A Guarantee (the “Guarantee”) in favor of The Stanley Works in which the Company will hold The Stanley Works harmless from certain liabilities under the Stock Purchase Agreement.
•	A Non-Competition Agreement (the “Non-Competition Agreement”) in which the Company has agreed that it will not compete in the businesses in which Xmark Corporation is currently operating for 3 years following the consummation of the Transaction. The Company does not operate in any of these businesses today. The Non-Competition Agreement will terminate upon a Change in Control Effective Date (as defined in the Non-Competition Agreement).
          On May 15, 2008, the Company also entered into a letter agreement (the “Intercompany Letter Agreement”) with VeriChip, in which the Company and VeriChip agreed, among other things, that (i) the Company will be permitted to name up to 3 designees to the Board of Directors of VeriChip after the closing of the Transaction, or earlier, if VeriChip breaches any provision of the Intercompany Letter Agreement, all of which shall be independent with the exception of Joseph J. Grillo, the Company’s President and Chief Executive Officer; (ii) VeriChip will pay up to $250,000 of the Company’s expenses related to the Transaction and will pay to the Company a Guarantee Fee of $250,000; (iii) VeriChip will limit all bonus payments to those currently scheduled, with any changes or new payments to be pre-approved by the Company; (iv) Scott Silverman, the Chairman of the Board and Chief Executive Officer of VeriChip, will enter into a separation agreement with VeriChip and Mr. Grillo is expected to join the VeriChip Board as Chairman of the Board; and (v) the Company will have access to VeriChip’s financial information. The Intercompany Letter Agreement provides that the Stock Purchase Agreement and the transactions contemplated thereby do not constitute an event of default under the (i) Commercial Loan Agreement dated December 27, 2005, as amended, between the Company and VeriChip, (ii) Security Agreement dated December 27, 2005, as amended, between the Company and VeriChip, and (iii) Third Amended and Restated Revolving Line of Credit Note dated as of February 8, 2007, as amended, from VeriChip in favor of the Company.
          On the same date, the Company entered into a Consent and Waiver Agreement (the “Consent and Waiver Agreement”) with its lenders, Laurus Master Fund, Ltd., Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., and PSource Structured Debt Limited (the “Lenders”), in which the Lenders gave their consent to the Company’s entrance into the Guarantee and the Voting Agreement. The Consent and Waiver Agreement sets forth changes to the Company’s term loan agreements with the Lenders and also provides that the Company will prepay a portion of its debt held by the Lenders from the proceeds of the Transaction.
     The foregoing descriptions of the Voting Agreement, the Guarantee, the Non-Competition Agreement, the Intercompany Letter Agreement and the Consent and Waiver Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Voting Agreement, the Guarantee, the Non-Competition Agreement, the Intercompany Letter Agreement and the Consent and Waiver Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Proxy Statement
     VeriChip plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the special meeting of stockholders to be called to approve the Xmark transaction. The proxy statement will contain important information about VeriChip, the transaction and related matters. Investors and stockholders are urged to read the proxy statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by VeriChip through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from VeriChip by contacting Kay E. Langsford, at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445.
Participants in the Solicitation
     The Company may be deemed, under SEC rules, to be a participant in the solicitation of proxies from VeriChip’s stockholders with respect to the proposed Xmark transaction. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed Xmark transaction.

ITEM 7.01	Regulation FD Disclosure.
     On May 15, 2008, the Company issued a press release regarding the Stock Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report and Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Voting Agreement, by and between the Company and The Stanley Works, dated as of May 15, 2008.

10.2	Guarantee, by the Company in favor of The Stanley Works, dated as of May 15, 2008.

10.3	Non-Competition Agreement, by and between the Company and The Stanley Works, dated as of May 15, 2008.

10.4	Intercompany Letter Agreement, by and between the Company and VeriChip, dated as of May 15, 2008.

10.5
Consent and Waiver Agreement, by and among Laurus Master Fund, Ltd., Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., PSource Structured Debt Limited, and the Company, dated as of May 15, 2008.

99.1	Press Release of the Company dated May 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
Date: May 15, 2008	By:	/s/ Lorraine M. Breece
		Name:	Lorraine M. Breece
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Voting Agreement, by and between the Company and The Stanley Works, dated as of May 15, 2008.

10.2	Guarantee, by the Company in favor of The Stanley Works, dated as of May 15, 2008.

10.3	Non-Competition Agreement, by and between the Company and The Stanley Works, dated as of May 15, 2008.

10.4	Intercompany Letter Agreement, by and between the Company and VeriChip, dated as of May 15, 2008.

10.5
Consent and Waiver Agreement, by and among Laurus Master Fund, Ltd., Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., PSource Structured Debt Limited, and the Company, dated as of May 15, 2008.

99.1	Press Release of the Company dated May 15, 2008.